SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO.1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2006

Peet's Coffee & Tea, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (the "Amendment") is being filed to amend Item 9.01 of the Current Report on Form 8-K filed by Peet's Coffee & Tea, Inc. on February 16, 2005. This amendment furnishes the press release referenced by Item 9.01 that was not previously attached.  The consolidated balance sheet conforms to our Form 10-K filed March 16, 2006, which includes an increase to cash and cash equivalents and a decrease to short-term marketable securities of $3.6 million from the consolidated balance sheet presented in our press release dated February 16, 2005. No other changes are being made by means of this Amendment.

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 16, 2006, Peet's Coffee & Tea, Inc. (the "Company"), announced via press release the Company's results for its fourth quarter and annual results for the periods ended January 1, 2006 and conducted a publicly-available conference call discussing those results. A copy of the Company's press release is furnished herewith as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits.

Exhibit No.           Description
99.1                       Press Release, dated February 16, 2006.

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1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: March 17, 2006	By:	/s/ Thomas Cawley
Thomas Cawley
Chief Financial Officer

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2.

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated February 16, 2006.